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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-00097, No. 333-08573, No. 333-17421, No. 333-32471, No.
333-33889) of USA Waste Services, Inc. and the related Prospectuses, and in the Registration Statements (Form S-4, No. 333-31979, No. 333-32805) of USA
Waste Services, Inc., and the related Prospectuses, and in the Registration Statements (Form S-8, No. 33-43619, No. 33-59807, No. 33-61621, No. 33-61625,
No. 33-61627, No. 33-72436, No. 33-84988, No. 33-84990, No. 333-02181, No.
333-08161, No. 333-14115, No. 333-14613, No. 333-34819) of USA Waste Services,
Inc., and the related Prospectuses of our report, dated February 21, 1997, except for Note 13, as to which the date is March 25, 1997, with respect to the consolidated financial statements of United Waste Systems, Inc. for the year ended December 31, 1996, in this Current Report on Form 8-K, dated August 26, 1997.

                                        Ernst & Young LLP


MetroPark, New Jersey
August 29, 1997